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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated January 19, 1998 and March 6, 1997 on the financial statements of InterServ Services Corporation as of July 11, 1997 and December 31, 1996 and 1995, respectively, and to all references to our Firm included in or made a part of this registration statement.

                                                 /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
May 27, 1998